                                                                    EXHIBIT 11.0

                     AFFILIATED COMMUNITY BANCORP, INC.
      COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE (NOTE 4)
                 (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                     Three Months Ended            Six Months Ended
                                                                     ------------------            ----------------
                                                                          June 30,                     June 30,
                                                                     ------------------            ----------------
                                                                   1997               1996         1997         1996
                                                                   ----               ----         ----         ----
PRIMARY:
Weighted average shares                                          6,462,519          6,345,508    6,454,211    6,385,464
ESOP shares not released or committed to be released              (105,553)           (80,309)    (109,266)     (82,540)
                                                                ----------         ----------   ----------   ----------
                                                                 6,356,966          6,265,199    6,344,945    6,302,924
Common stock equivalents:
 Stock Options                                                     260,013            145,199      249,252      151,005
                                                                ----------         ----------   ----------   ----------
Primary weighted average shares                                  6,616,979          6,410,398    6,594,197    6,453,929
                                                                ==========         ==========   ==========   ==========
Net income                                                      $    2,942         $    2,399   $    5,879   $    4,522
                                                                ==========         ==========   ==========   ==========
Earnings per share                                                   $0.44              $0.37        $0.89   $     0.70
                                                                ==========         ==========   ==========   ==========
FULLY DILUTED:
Weighted average shares                                          6,462,519          6,345,508    6,454,211    6,385,464
ESOP shares not released or committed to be released              (105,553)           (80,309)    (109,266)     (82,540)
                                                                ----------         ----------   ----------   ----------
                                                                 6,356,966          6,265,199    6,344,945    6,302,924
Common stock equivalents:
 Stock Options                                                     281,453            151,979      279,692      154,773
                                                                ----------         ----------   ----------   ----------
Fully diluted weighted average shares                            6,638,419          6,417,178    6,624,637    6,457,697
                                                                ==========         ==========   ==========   ==========
Net income                                                      $    2,942         $    2,399   $    5,879   $    4,522
                                                                ==========         ==========   ==========   ==========
Earnings per share                                                   $0.44              $0.37        $0.89   $     0.70
                                                                ==========         ==========   ==========   ==========

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